SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2015

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 4.01	Changes in Registrant’s Certifying Accountant

On August 31, 2015, Grant Thornton LLP (“Grant Thornton”) notified USMD Holdings, Inc. (the “Company”) that it has resigned as the Company’s independent registered public accounting firm. Grant Thornton’s resignation was accepted by the Company’s Audit Committee on the same day.

The reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and subsequent interim period through August 31, 2015, there have been no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the matter in its reports on the financial statements for such years.

During the Company’s two most recent fiscal years and subsequent interim period through August 31, 2015, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) except that Company management reported the existence of material weaknesses in the Company’s annual and quarterly reports on Forms 10-K and 10-Q for the fiscal years ended December 31, 2013 and 2014, and for each of its fiscal quarters between and including the fiscal quarters ended March 31, 2015 and June 30, 2015.

The Company provided a copy of the foregoing disclosures to Grant Thornton and requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether Grant Thornton agrees with the above statements. A copy of Grant Thornton’s letter, dated September 3, 2015, is filed as Exhibit 16.1 to this Form 8-K.

The Company has begun the process of selecting a new independent registered public accounting firm and will choose a new firm as soon as practicable.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP dated September 3, 2015 addressed to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: September 3, 2015	By:	/s/ Jim Berend
Jim Berend
Chief Financial Officer